UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2010

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Notice to all of our potential and current Stockholders within driving distance of our plant: We invite you to attend a presentation as to what products LLLI will introduce in 2011, and see the products developed in 2010. It will be held at the plant: 1200 Michener Rd. Sarnia Ont. Canada - 10 minutes from the US border. Two dates are available: November 9th, and November 16th, 2010.

Meet our new sales people, talk with firearms instructors, tour the manufacturing facility, and try out our tried and true flagship products; and of course speak with the President, Barry Lamperd.

Please make an appointment if you are planning on coming by email - barry@lamperdlesslethal.com or call 866-358-8024.

Very important - don't forget your passports. You can come into Canada, but going back to the US could be a problem without your passport. Just let Canada Border Services know where you are going, and if you have the proper documents it should be fine.

Due to the increased volume of work, Barry Lamperd's workload, and the fact that this is a manufacturing facility we must ask that visitations to our plant happen via the above open tours. Due to plant safety issues we can offer no exceptions. We greatly appreciate your understanding in this matter as Lamperd Less Lethal presses forward to greater profitability.

All of this news can be found on our website: www.lamperdlesslethal.com.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: October 14th, 2010